CONSULTING AGREEMENT

        This Consulting Agreement (the “Agreement”) is made effective as of the 8th day of December, 2023(the “Effective Date”), by and between Foghorn Therapeutics Inc., a Delaware corporation with principal offices at 500 Technology Square, Suite 700, Cambridge, MA 02139 (“Company”), and Ian F. Smith, an individual residing at 104 Meadowbrook Road, Weston, MA 02493 (“Consultant”). Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

    Whereas, the Company previously engaged the Consultant to provide consulting services under a Consulting Agreement, dated January 1, 2020, the term of which was previously extended by mutual consent of the Company and Consultant until September 1, 2020 and further extended by a Consulting Agreement, dated September 1, 2020 (the “Second Agreement”), the term of which was extended by mutual consent until April 27, 2021.

    Whereas, on the termination date of the Second Agreement, Consultant was appointed to the Board of Directors of the Company.

    Whereas, the Company again engaged the Consultant to provide consulting services under a Consulting Agreement, dated June 23, 2021, the term of which expired on June 23, 2022.

    Whereas, Company desires to benefit from Consultant’s expertise by retaining Consultant as a consultant and Consultant wishes to perform the Services (as defined herein) for Company commencing as of the Effective Date, subject to and in accordance with the terms herein.

    Now therefore, based on the consideration described herein, Company and Consultant agree as follows:

1.Engagement of Services. Consultant agrees to provide consulting services to Company as described in each Schedule A hereto (collectively, the “Services”) during the Term (as defined herein) of this Agreement. Consultant may not subcontract or otherwise delegate his obligations under this Agreement without Company’s prior written consent, whether to his Representatives (as defined herein) or otherwise. Consultant shall comply with all applicable laws, rules and regulations governing such Services, as well as with any applicable policies of Company.
2.Compensation; Reimbursement of expenses. As exclusive compensation (the “Compensation”) for Consultant’s performance of the Services, subject to approval by Company’s Board of Directors (the “Board”), Consultant will be granted a stock option pursuant to Company’s 2020 Equity Incentive Plan (the “Plan”) to purchase up to 26,977 shares of Company’s common stock, par value $0.0001 (the “Stock Options”), with an exercise price per share equal to the fair market value at the time of grant. Such Stock Options shall vest as follows: one-twelfth of the shares subject to such Stock Options shall vest on the first of each month following the Effective Date starting with January 1, 2024, and the balance of unvested shares subject to such Stock Options shall vest upon the Termination Date (as defined in Section 5.1 below). The Stock Options will be subject to the terms of the Plan and the applicable stock option award agreement (the “Stock Agreement”). A copy of the Plan has been made available to Consultant prior to the date hereof. Consultant will be permitted to exercise the vested portions of Consultant’s outstanding Stock Options subject to and in accordance with the terms of the Plan and the Stock Agreement; provided, however, that no Stock Option shall be exercisable later than the original expiration of the term of such Stock Option and the Stock Options shall remain subject to earlier termination in accordance with the terms of the Plan and the Stock Agreement. Company will also reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in providing Services at Company’s request from time to time, upon submission of receipts pertaining to such expenses to Company.
3.Independent Contractor Relationship. Consultant’s relationship with Company will be that of an independent contractor and no relationship of employer and employee, partners, joint venturers, or agent and principal shall be created by this Agreement. Consultant shall not be authorized pursuant to this Agreement to make any representation or enter into any contract or commitment on behalf of Company, unless expressly authorized to do so in writing by Company. As an independent contractor, Consultant is not eligible for any Company benefits provided to its employees, including without limitation disability coverage, health and dental coverage, minimum wage, insurance coverage, unemployment insurance benefits, vacation pay, sick leave, or any other employee benefit of any kind. Consultant accepts exclusive responsibility and liability for complying with all applicable federal, state, and local laws and regulations (including without limitation tax laws and regulations) governing self-employed individuals and for making payments (including without limitation tax payments) corresponding thereto.
4.Proprietary Information; Third Party Information; Work Product; Conflicts.
4.1Proprietary Information. Consultant agrees that he will take all steps reasonably necessary to hold Proprietary Information (as defined below) in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Company’s express written consent. Consultant will limit access to the Proprietary Information to only Consultant’s Representatives (as defined below) who have a need to know such Proprietary Information to support Consultant’s performance hereunder and who have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein. Consultant shall be legally and financially responsible for all losses, damages, and claims suffered by Company caused by or arising from Consultant’s or Consultant’s Representative’s unauthorized use or disclosure of Proprietary Information. For purposes of this Agreement, “Proprietary Information” means all information provided to or received by Consultant in connection with the performance of the Services as a result of your service as a consultant to Company regarding Company and/or its Affiliates, and includes without limitation: (a) ideas, gene sequences, cell lines, samples, media, chemical compounds, formulations, assays, biological materials, charts, diagrams, sketches, drawings, works of authorship, research results, reports, models, processes, methods, apparatuses, equipment, algorithms, software programs, and formulae, other works of authorship, know-how, improvements, inventions, discoveries, creations, concepts, developments, designs and techniques; (b) information regarding plans for research, experimental work, development, design details and specifications, engineering, new products, marketing and selling, business plans and forecasts, budgets and nonpublic financial statements, licenses, prices and costs, suppliers, customers, investors, partners and customers; and (c) information regarding the skills and compensation of employees of Company and/or its Affiliates. In addition, and notwithstanding any other provision of this Agreement to the contrary, Work Product (defined below) shall constitute Proprietary Information. “Affiliate” means, with respect to either Party, any business entity Controlling, Controlled by, or under common Control with such Party; provided that for purposes of the definition of “Affiliate”, “Control” means the possession, directly or indirectly, of the power to direct the management or policies of the business entity, whether through the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity, or by contract or otherwise. “Representatives” means, with respect to a Party, such Party’s Affiliates, and its and their respective officers, directors, employees, advisors, investors and legal counsel.

4.2Publicity. Consultant will not originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without Company’s prior written consent; provided, however, that Consultant may disclose his status as a consultant for Company for the purpose of complying with conflict-of-interest disclosure requirements of any professional organization, governmental, for-profit or not-for-profit funding entity, or professional journal.
4.3Third Party Information. Consultant understands that Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees to hold Third Party Information in confidence and not to disclose to third parties or to use, except in connection with Consultant’s work for Company, Third Party Information unless expressly authorized in writing by an officer of Company.
4.4Work Product. As used in this Agreement, the term “Work Product” means any written reports, summaries, presentations, or other deliverables, whether in paper or electronic form, created, developed, prepared or made in the performance of Services by Consultant and/or its Representatives for Company hereunder, and any and all Inventions (as defined below). Consultant hereby agrees that any Work Product that has been created by Consultant during and in the performance of Services shall, to the maximum extent permitted under applicable law (including but not limited to 17 United States Code Section 101), be a “work made for hire.” Consultant agrees that Work Product shall be the sole and exclusive property of Company and to the extent that any such Work Product is not a “work made for hire” under applicable law, then Consultant irrevocably assigns to Company all right, title, and interest worldwide in and to Work Product and all applicable intellectual property rights therein. Consultant agrees to cooperate with Company or its designee(s), during and after the Term of this Agreement, in the procurement and maintenance of Company’s rights in Work Product, and to execute, when requested, any other documents deemed necessary by Company to (i) carry out the purpose of this Agreement and (ii) enable Company to protect its interest in any Invention or Work Product and any and all intellectual property rights therein (including, upon the request of Company, by signing all lawful papers and otherwise performing all acts necessary or appropriate to enable Company and its successors and assigns to obtain and enforce all available legal protections for such Inventions or Work Product). For purposes of this Agreement, “Inventions” means any patentable or non-patentable inventions, improvements and discoveries which are made, conceived and/or reduced to practice by or on behalf of Consultant and/or its Representatives, or by or on behalf of Consultant and/or its Representatives together with Company and/or any third party(ies) in connection with the performance of the Services.
4.5 No Conflict of Interest. Consultant agrees not to perform or accept work, or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant’s obligations under this Agreement or the scope of the Services rendered for Company. Consultant further agrees not to disclose to Company, or bring onto Company’s premises, or induce Company to use any confidential information that belongs to anyone other than Company or Consultant.
5.Term; Termination; Return of Company Property.
5.1Term; Termination of Agreement. This Agreement shall govern all Services that Consultant provides to Company during the period commencing on the Effective Date and ending one (1) year after the Effective Date (the “Termination Date”), hereinafter such period referred to as the “Term.” Such Term may be extended by written amendment or other agreement signed by the Parties.

5.2Return of Company Property. Except as otherwise directed by Company in writing, upon expiration or termination of this Agreement, Consultant will return to Company all tangible Company property provided or loaned to Consultant hereunder. Further upon expiration or termination of the Agreement, or earlier as requested by Company, Consultant will deliver to Company any and all records, reports, notes, memoranda, and documents, together with all copies thereof, and all other materials, containing or disclosing any Work Product, Third Party Information, or Proprietary Information.
5.3Survival. The following provisions shall survive termination of this Agreement: Sections 3, 4, 5, and 6.
6.General Provisions.
6.1Representations and Warranties. Consultant represents and warrants that Consultant has the full right, power and authority to enter into this Agreement and perform the Services and its other obligations hereunder, is not a party to any existing agreement or subject to any policy which would prevent Consultant from entering into this Agreement, and that his performance of the Services will not result in breach of or default under any other agreement or policy to which Consultant is a party or by which it is bound. Consultant further represents and warrants that it will not, during the term of this Agreement, accept any work or enter into any agreement or obligation inconsistent or incompatible with Consultant’s obligations under this Agreement.
6.2Indemnification.
(a)Consultant shall indemnify, defend and hold harmless Company, its Affiliates and its and their respective officers, directors, employees and agents (individually, a “Company Indemnitee” or collectively, the “Company Indemnitees”) from and against any and all claims, charges, demands, suits, causes or rights of action, liabilities, losses, damages, costs, fees and/or expenses, of any nature whatsoever, including reasonable attorneys' fees, court costs and out-of-pocket expenses, (“Claims”) suffered or incurred by Company Indemnitees to the extent that such Claims are caused by or arise from the negligence or willful misconduct of, or breach of this Agreement by, Consultant in connection with the Services.
(b)Company shall indemnify, defend and hold harmless Consultant from and against any and all Claims suffered or incurred by Consultant arising from the rendering of the Services by Consultant for Company hereunder, except to the extent that such Claims are caused by or arise from the negligence or willful misconduct of, or breach of this Agreement by, Consultant in connection with the Services.
6.3Governing Law, Jurisdiction. This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Commonwealth of Massachusetts, without application of the conflicts of law provisions thereof.
6.4Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
6.5Assignment, Binding Effect. This Agreement may not be assigned by Consultant without Company’s consent, and any such attempted assignment shall be void and of no effect. Consultant hereby recognizes being personally bound by the obligations contained herein and agrees that the terms and provisions of this Agreement shall be binding upon his heirs, executors, administrators and representatives.
6.6Notices. All notices, requests, and other communications under this Agreement must be in writing and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or sent by internationally-recognized courier service, or sent by electronic mail, to the Party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given three (3) business days after it was mailed. If delivered by internationally-recognized courier service, any such notice will be considered to have been given when received by the Party to whom notice is given. If sent by electronic mail, such notice will be considered to have been given upon receipt by the sending Party of receiving Party’s written confirmation of receipt of such notice. The mailing address for notice to either Party will be the address shown on the signature page of this Agreement. Either Party may change its mailing address by notice as provided by this section.
6.7Injunctive Relief. A breach by Consultant of any of Consultant’s promises or agreements contained in this Agreement may result in irreparable and continuing damage to Company for which there may be no adequate remedy at law, and Company is therefore entitled to seek injunctive relief, with any requirement for the securing or posting of any bond in connection with seeking such relief hereby being waived, as well as such other and further relief as may be appropriate.
6.8Waiver. No waiver by Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement shall be construed as a waiver of any other right.
6.9Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similarly executed electronic copy of this Agreement, and such facsimile or similarly executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
6.10Amendment. This Agreement may be amended or modified only by a written instrument executed by both Company and Consultant.
6.11Entire Agreement. This Agreement is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions between the Parties regarding the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. The terms of this Agreement will govern all Services undertaken by Consultant for Company pursuant hereto (but do not affect any rights Consultant may have in any other capacity with Company, including service as a member of Company’s Board of Directors).
[Signature Page Follows]

In Witness Whereof, the Parties have caused this Consulting Agreement to be executed as of the Effective Date set forth above.

Foghorn Therapeutics Inc.

By: /s/ Adrian Gottschalk
Name: Adrian H.B. Gottschalk
Title: President and Chief Executive Officer

Ian F. Smith (Consultant)

By: /s/ Ian F. Smith
Name: Ian F. Smith, an Individual

Tax Identification No.

Signature Page to Consulting Agreement

SCHEDULE A

SERVICES

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A-1